                                                                    Exhibit 4.15


EXECUTION COPY

                             DATE: 23 DECEMBER 2002

                            AMARIN CORPORATION, PLC.
                                       AND
                        ELAN PHARMA INTERNATIONAL LIMITED

                             DEED OF VARIATION NO. 2
                                   RELATING TO
                LOAN AGREEMENT DATED 28 SEPTEMBER 2001 AS AMENDED

                                      INDEX

1.       DEFINITIONS AND INTERPRETATION...................................1


2.       INTRODUCTION.....................................................1


3.       VARIATIONS.......................................................1


4.       CONFIRMATION OF THE AGREEMENT....................................1


5.       EXECUTION AND DELIVERY...........................................2


6.       MISCELLANEOUS....................................................2

THIS DEED OF VARIATION NO. 2 is made the 23rd December 2002

BETWEEN:

(1) AMARIN CORPORATION PLC, a company incorporated in England and Wales (registered no. 002353920), whose registered office is 7 Curzon Street, London, W1J 5HG England ("AMARIN"); and

(2) ELAN PHARMA INTERNATIONAL LIMITED, a company incorporated in the Republic of Ireland, whose registered office is at WIL House, Shannon Business Park, Shannon, Co Clare, Ireland ("ELAN PHARMA").

WHEREAS:

(A)   Amarin and Elan Pharma entered into a Loan Agreement dated 28 September
      2001.

(B)   The said Loan Agreement was amended by a Deed of Variation dated 19 July
      2002.

(C) Amarin and Elan Pharma have agreed to amend the Agreement (as defined below) by and upon the terms of this Deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1. In this Deed, the "AGREEMENT" shall mean the Loan Agreement between Amarin and Elan Pharma dated 28 September 2001, as amended by the Deed of Variation dated 19 July 2002.

1.2. Unless the context otherwise requires, all other words and expressions defined in the Agreement shall have the same meaning in this Deed.

1.3.  Reference to clauses herein are to clauses in the Agreement.

2.    INTRODUCTION

This Deed is supplemental to the Agreement.

3.    VARIATIONS

The parties to this Deed agree that with effect from the date hereof the Agreement shall be varied as follows:

3.1.  The definition of "REFINANCING" in Clause 1.1 shall be deleted.

3.2.  Clause 2.4.2 (Repayment) shall be varied so it reads:


      "2.4.2 US$17,500,000 (together with all interest thereon as calculated pursuant to clause 2.3) on 30 September 2002;"

3.3. The second paragraph of Clause 4.1 (Failure to Pay) shall be varied so it reads:


      "Provided that failure to pay on the due date the sum referred to in clause 2.4.2 shall not constitute an "Event of Default" for the purposes of clause 4.6; but failure to pay such sum, together with accrued interest and Default Interest, on or before 15 January 2003 shall constitute such an Event of Default."

4.    CONFIRMATION OF THE AGREEMENT

Save as varied by this Deed, the parties hereto confirm that the Agreement shall continue in full force and effect in all respects.

5.    EXECUTION AND DELIVERY

5.1. Each of the parties to this document intends it to be a Deed and agrees that upon it being dated it shall be treated as having been delivered as a Deed.

5.2. The signing of this Deed by or on behalf of the parties hereto shall constitute an authority to their respective solicitors (or any of them) or any agent or an employee of them to date it as a Deed on behalf of the parties.

6.    MISCELLANEOUS

6.1. This Deed may be executed in several counterparts and upon due execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

6.2. The provisions of Clauses 5 (Further Assurance), 6 (General), 7 (Assignment), 8 (Notices) and 9 (Governing Law, Jurisdiction) of the Agreement shall be incorporated into this Deed mutatis mutandis.

IN WITNESS whereof the parties have executed and delivered this Deed the date first above written.

EXECUTED as a DEED by         )
AMARIN CORPORATION PLC        )
acting by:-                   )

Director          /s/ Richard Stewart

Secretary         /s/ Jonathan Lamb


SIGNED AND DELIVERED AS A DEED
by ELAN PHARMA INTERNATIONAL LIMITED a                  /s/ William Daniel
company incorporated in Ireland acting by               /s/ Michael O'Reilly
(being [a person] [persons] who, in
accordance with the laws of that country,
[is/are] acting under the authority of
the company) in the presence of:


Witness:
Signature   /s/ Alex Nesbitt

Name        Alex Nesbitt

Address     Lincoln House

            Lincoln Place

            Dublin 2, Ireland

Occupation  Lawyer